Exhibit 10.33

EXECUTION VERSION

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of August 17, is by and among PREMIER, INC., a Delaware corporation (“Premier”), PREMIER PURCHASING PARTNERS, L.P., a California limited partnership (“Premier Purchasing”, and together with Premier, the “Borrowers”), the Domestic Subsidiaries of the Borrowers party hereto (collectively, the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, (the “Lender”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantors and the Lender are parties to that certain Loan Agreement dated as of December 16, 2011 (as amended, modified, extended, restated, replaced, or supplemented prior to the date hereof, the “Loan Agreement”);

WHEREAS, the Credit Parties have requested that the Lender amend certain provisions of the Loan Agreement; and

WHEREAS, the Lender is willing to make such amendments to the Loan Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO LOAN AGREEMENT

1.1          New Definition.  The following definition is hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“SVS Loan Agreement” means that that certain Loan Agreement, dated as of August 17, 2012, among SVS LLC, as Borrower, and Wells Fargo Bank, National Association, as Bank.

1.2          Amendment to Definition of “Excluded Subsidiaries”.  The definition of “Excluded Subsidiaries” set forth in Section 1.1 of the Loan Agreement is hereby amended by replacing “First Midwest Bank” with “Wells Fargo”.

1.3          Amendment to Section 8.1.  Section 8.1 of the Loan Agreement is hereby amended by replacing clause “(o)” with the following, and the necessary grammatical changes are made to clause “(n)” of Section 8.1:

“(o)         Indebtedness arising under the SVS Loan Agreement; and

(p)          other unsecured Indebtedness of the Credit Parties which does not exceed $7,500,000 in the aggregate at any time outstanding.”

1.4          Amendment to Section 8.2.  Section 8.2 of the Loan Agreement is hereby amended by replacing clause “(t)” with the following, and the necessary grammatical changes are made to clause “(s)” of Section 8.2:

“(t)          Liens arising under the SVS Loan Agreement; and

(u)          Liens existing as of the Closing Date and set forth on Schedule 8.2, provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date.”

1.5          Amendment to Section 8.6.              Section 8.6 of the Loan Agreement is hereby amended by replacing clause “(l)” with the following, and the necessary grammatical changes are made to clause “(k)” of Section 8.6:

“(l)          guarantees by any Credit Party of Indebtedness arising under the SVS Loan Agreement; and

(m)        other Investments by the Credit Parties which do not exceed $50,000,000 in the aggregate at any time outstanding.”

1.6          Amendment to Section 8.11.  Section 8.11 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Except as is otherwise expressly provided for in this Loan Agreement, the Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than restrictions imposed by law) on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its Property to any Person, or (e) (i) pledge its Property except pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extensions (including any Permitted Refinancing) thereof or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extensions (including any Permitted Refinancing) thereof, except (in respect of any of the matters referred to in clauses (a)-(e)(i) above) for such encumbrances or restrictions existing under or by reason of (A) this Loan Agreement, the other Loan Documents or the SVS Loan Agreement, (B) applicable law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or (D) any Permitted Lien or any document or instrument

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governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.”

1.7          Amendment to Section 8.14.  Section 8.14 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Except as is otherwise expressly provided for in this Loan Agreement and the SVS Loan Agreement, the Credit Parties will not, nor will they permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of their respective Property in favor of the Lender (for the benefit of the Lender) for the purpose of securing the Credit Party Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Credit Party Obligations.”

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1          Closing Conditions.  This Amendment shall be deemed effective as of August 17, 2012 (the “Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Lender) on or prior to the Amendment Effective Date:

(a)           Executed Amendment.  The Lender shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Lender.

(b)           Fees and Expenses.  The Lender shall have received from the Borrowers such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrowers payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(c)           Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lender and its counsel.

ARTICLE III
MISCELLANEOUS

3.1          Amended Terms.  On and after the Amendment Effective Date, all references to the Loan Agreement in each of the Loan Documents shall hereafter mean the Loan Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

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3.2          Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)           The representations and warranties set forth in Section 6 of the Loan Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(e)           After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)            The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Lender, for the benefit of the Lender, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)           The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3          Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Loan Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4          Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Loan Agreement.

3.5          Expenses.  The Borrowers agree to pay all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Lender’s legal counsel.

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3.6          Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Lender, as is necessary to carry out the intent of this Amendment.

3.7          Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8          Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9          No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender or the Lender’s respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Loan Agreement on or prior to the date hereof.

3.10        GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.11        Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12        General Release.  In consideration of the Lender’s willingness to enter into this Amendment, each Credit Party hereby releases and forever discharges the Lender and the Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

3.13        Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 10.10 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

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PREMIER, INC.

FIRST AMENDMENT TO LOAN AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:

PREMIER, INC.,
a Delaware corporation

	By:	/s/ Craig McKasson
Name: Craig McKasson
Title: Treasurer

PREMIER PURCHASING PARTNERS, L.P.,
a California limited partnership

	By:	Premier Plans, LLC
General Partner

	By:	/s/ Michael Alkire
Name: Michael Alkire
Title: Chief Operating Officer

GUARANTORS:
PREMIER PHARMACY BENEFIT MANAGEMENT, LLC,
a Delaware limited liability company

	By:	/s/ Craig McKasson
Name: Craig McKasson
Title: Chief Financial Officer

PREMIER PLANS, LLC,
a Delaware limited liability company

	By:	/s/ Craig McKasson
Name: Craig McKasson
Title: Treasurer

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PREMIER CAP. CORPORATION, a California corporation

By:	/s/ Craig McKasson
Name: Craig McKasson
Title: Treasurer

PREMIER SUPPLY CHAIN IMPROVEMENT, INC.,
a Delaware corporation

By:	/s/ Craig McKasson
Name: Craig McKasson
Title: Treasurer

PROVIDER SELECT, LLC, a Delaware limited liability company

By:	/s/ Craig McKasson
Name: Craig McKasson
Title: Treasurer

NS3 HEALTH, LLC, a Florida limited liability company

By:	/s/ Anna-Marie Forrest
Name: Anna-Marie Forrest
Title: Secretary

NS3 SOFTWARE SOLUTIONS, LLC, a Florida limited liability company

By:	/s/ Anna-Marie Forrest
Name: Anna-Marie Forrest
Title: Secretary

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COMMCARE PHARMACY - FTL, LLC, a Florida limited liability company

By:	/s/ Anna-Marie Forrest
Name: Anna-Marie Forrest
Title: Secretary

COMMCARE PHARMACY - WPB, LLC, a Florida limited liability company

By:	/s/ Anna-Marie Forrest
Name: Anna-Marie Forrest
Title: Secretary

COMMCARE PHARMACY - MIA, LLC, a Florida limited liability company

By:	/s/ Anna-Marie Forrest
Name: Anna-Marie Forrest
Title: Secretary

PREMIER, INC.

FIRST AMENDMENT TO LOAN AGREEMENT

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Suzanne L. Morrison
Name: Suzanne L. Morrison
Title: Senior Vice-President